UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 9, 2007
TEKELEC

(Exact name of registrant as specified in its charter)

California	000-15135	95-2746131

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Paramount Parkway, Morrisville, North Carolina	27560

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (919) 460-5500

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (d) Effective as of November 9, 2007, the Board of Directors (the “Board”) of Tekelec (the “Company”) elected Ronald W. Buckly as an additional member of the Board. Mr. Buckly previously served as the Company’s Senior Vice President, Corporate Affairs and General Counsel from January 2004 through December 2006 and as the Company’s Vice President and General Counsel from April 1998 until January 2004. From June 1987 until May 2007, Mr. Buckly also served as the Company’s Corporate Secretary. Since April 2007, Mr. Buckly has served as Senior Vice President, Corporate Affairs and General Counsel of Ixia, a California corporation.
     In connection with the election of Mr. Buckly, the Board approved an amendment to the Company’s Amended and Restated Bylaws, as amended (the “Bylaws”), to increase the size of the Board from eight to nine directors. Additional information regarding the amendment to the Company’s Bylaws is provided in Item 5.03 of this Current Report on Form 8-K (this “Form 8-K”).
     Upon Mr. Buckly’s election to the Board, he was automatically granted under the Company’s Amended and Restated Non-Employee Director Stock Option Plan (the “Director Plan”) a stock option to purchase 30,833 shares of Tekelec Common Stock at an exercise price of $11.98 per share (i.e., the closing sales price per share on the effective date of Mr. Buckly’s election to the Board). Mr. Buckly’s options vest in eight quarterly installments, with the first installment vesting on December 31, 2007 and one additional installment vesting on the last day of each of the seven calendar quarters thereafter as long as Mr. Buckly continues to serve as a non-employee director of the Company. Mr. Buckly’s options will terminate four years after vesting as to each vested installment, subject to earlier termination or expiration in accordance with the terms of the Director Plan.
     On the date of Mr. Buckly’s election to the Board, the Company and Mr. Buckly also entered into the Company’s standard form of Indemnification Agreement for its directors and executive officers. The form of Indemnification Agreement was filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, as filed with the Securities and Exchange Commission (the “Commission”) on August 8, 2005.
     There were no arrangements or understandings between Mr. Buckly and any other persons pursuant to which he was selected as a director of the Company. Other than as described below, there are no related party transactions between the Company and Mr. Buckly that are required to be disclosed under Item 404(a) of Regulation S-K.
     Effective October 26, 2006, the Company and Mr. Buckly entered into an agreement (the “Retention Agreement”) confirming the terms and conditions under which Mr. Buckly continued to serve as the Company’s Senior Vice President, Corporate Affairs and General Counsel through December 31, 2006. Pursuant to the Agreement, the Company paid to Mr. Buckly, as additional compensation for serving as Senior Vice President, Corporate Affairs and General Counsel of the Company through December 31, 2006, a retention bonus in the amount of $320,000. In the Retention Agreement, the Company waived the requirement that Mr. Buckly be employed by the Company after December 31, 2006 as a condition to receiving certain bonuses for the year ended

December 31, 2006. The Retention Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated October 26, 2006, as filed with the Commission on November 1, 2006.
     In December 2006, the Company and Mr. Buckly entered into an Employment Separation Agreement (the “Separation Agreement”) pursuant to the Company’s Officer Severance Plan then in effect (the “Severance Plan”). Mr. Buckly was entitled to received benefits under the Severance Plan as a result of the Company’s relocation of its headquarters from California to North Carolina and Mr. Buckly’s decision to terminate his employment with the Company due to such relocation. Pursuant to the Separation Agreement, the Company agreed to pay to Mr. Buckly the sum of approximately $703,000 during the fourth quarter of 2007. Mr. Buckly also agreed that, through December 31, 2011 and for an agreed upon per diem consulting fee, he will assist the Company (from time to time upon the Company’s request) with actual or threatened litigation or other proceedings involving the Company. For services performed through July 2007, the Company has paid to Mr. Buckly consulting fees in the aggregate amount of $70,355. As contemplated by the Separation Agreement, Mr. Buckly also served as a part-time non-officer employee of the Company from January 1, 2007 through March 31, 2007, for which he received aggregate cash compensation of $216,858. The Severance Plan is filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 1987. Amendments to the Severance Plan are filed as Exhibit 10.8 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998 and as Exhibit 10.7 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1999.
     For the year ended December 31, 2006, the Company paid to Mr. Buckly salary in the aggregate amount of $331,731, bonuses under the Company’s 2006 Officer Bonus Plan in the aggregate amount of $135,968 and discretionary bonuses in the aggregate amount of $49,392. Additional information regarding Mr. Buckly’s compensation for 2006 as an executive officer of the Company is included in the Proxy Statement relating to the Company’s 2007 Annual Meeting of Shareholders, as filed with the Commission on April 5, 2007.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On November 9, 2007, the Board approved an amendment, effective immediately, to Section 3.2 of Article III of the Company’s Bylaws to increase the size of the Board from eight to nine directors.
     A copy of the Company’s Bylaws, including the amendment approved by the Board on November 9, 2007, is included as Exhibit 3.1 to this Form 8-K and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
          The following Exhibit 3.1 is filed as part of this Form 8-K:
          3.1 Amended and Restated Bylaws of Tekelec, as amended

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tekelec
Dated: November 16, 2007	By:	/s/ Franco Plastina
Franco Plastina
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Tekelec, as amended

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